UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 21, 2011

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On March 21, 2011, Newfield Exploration Company (the “Company”) signed two separate purchase and sale agreements to acquire assets in the Uinta Basin from Harvest Natural Resources and an unnamed private company for an aggregate $308 million. The transactions will add approximately 70,000 net acres to the Company’s acreage position in the Uinta Basin. The acreage is largely undeveloped and located adjacent and north of the Company’s largest oil asset – the Monument Butte field. A map detailing the acreage associated with this transaction can be found in the Company’s @NFX publication, located on the website at www.newfield.com.

Closing of the transactions is expected in the second quarter of 2011, pending customary closing processes and will be financed under the Company’s revolving credit facility. The Company expects to reduce short-term borrowing levels of its credit facility through proceeds from ongoing domestic sales of certain non-strategic assets.

The information included in this Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 22, 2011	By:	/S/ Brian L. Rickmers
Brian L. Rickmers
Controller

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